UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 11, 2022

ELECTROMED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-34839	41-1732920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Sixth Avenue NW

New Prague, MN 56071

(Address of Principal Executive Offices) (Zip Code)

(952) 758-9299

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.01 par value	ELMD	NYSE American LLC
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At our annual meeting of shareholders held on November 11, 2022, the following proposals, each as described in further detail in the definitive proxy statement filed by Electromed, Inc. on September 27, 2022, were voted upon by our shareholders as set forth below:

1.	The following individuals designated by our Board of Directors (the “Board”) as nominees for director were elected for a one-year term or until a successor has been elected and qualified, thereby setting the number of directors at eight, with voting as follows:

Name	For	Withheld	Broker Non-Votes
Stan K. Erickson	4,277,371	751,795	1,045,889
Gregory J. Fluet	4,217,354	811,812	1,045,889
Joseph L. Galatowitsch	4,369,790	659,376	1,045,889
Lee A. Jones	3,032,167	1,996,999	1,045,889
Kathleen S. Skarvan	4,385,793	643,373	1,045,889
Andrew J. Summers	3,704,285	1,324,881	1,045,889
Kathleen A. Tune	4,375,318	653,848	1,045,889
Andrea M. Walsh	4,231,084	798,082	1,045,889

2.	Our shareholders ratified the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2023, with voting as follows:

For	Against	Abstain
5,522,296	6,431	546,328

3.	Our shareholders approved, on a non-binding and advisory basis, our executive compensation, with voting as follows:

For	Against	Abstain	Broker Non-Votes
4,312,956	170,780	545,430	1,045,889

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTROMED, INC.

Date: November 17, 2022	By /s/	Bradley M. Nagel
	Name:	Bradley M. Nagel
	Title:	Chief Financial Officer